UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 16, 2020
Date of Report (date of earliest event reported)

MOOG Inc.
(Exact name of registrant as specified in its charter)

NY	1-05129		16-0757636
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

400 Jamison Rd	East Aurora,	New York	14052-0018
(Address of Principal Executive Offices)			(Zip Code)
(716) 652-2000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MOG.A	New York Stock Exchange
Class B common stock	MOG.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement

On September 16, 2020, Moog, Inc. (the "Company") entered into an agreement (the "Agreement") with Metropolitan Tower Life Insurance Company (the "Insurer"), a direct, wholly owned subsidiary of MetLife Inc., relating to the Moog Inc. Employees' Retirement Plan (the "Plan").

Under the Agreement, the Company purchased a single premium non-participating group annuity contract from the Insurer and transfered to the Insurer the future benefit obligations and annuity administration for certain retirees and beneficiaries under the Plan (the “Transferred Participants”). The Transferred Participants include those former employees who were already in pay status as of July 1, 2020. They do not include the remaining plan participants, which include former employees who were fully vested but had not yet entered pay status as of July 1, 2020.

Upon payment of the premium to the Insurer and the closing of the transaction specified by the Agreement (the “Transaction”), the pension benefit obligations for 3,058 Transferred Participants were irrevocably transferred from the Plan to the Insurer, which guarantees the pension benefits of the Transferred Participants. By transferring these obligations to the Insurer, the Company's Plan liabilities were reduced by approximately $481 million. The purchase of the group annuity contract was funded directly by assets of the Plan.

All Transferred Participants will continue to receive their pension benefits from the Plan until October 31, 2020, after which time, subject to the terms of the Agreement, the Insurer will assume responsibility for making direct payment of the benefits to the Transferred Participants and for administrative and customer service support regarding such benefits.

The preceding summary of the Agreement is qualified in its entirety by reference to the text of the Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending October 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated:	September 18, 2020	By:	/s/ Michael J. Swope
		Name:	Michael J. Swope
Controller